Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen California Performance Plus Municipal Fund, Inc.
333-31376, 811-05930



We hereby incorporate by reference a new Sub-
Advisory Agreement filed as Exhibit 99G.5 to
Conformed Submission Type N-2A, accession number 0001193125-11-081798, on March 30,
2011.